SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 20, 2001



                             3D SYSTEMS CORPORATION
               (Exact Name of Registrant as Specified in Charter)



           Delaware                     0-22250                 95-4431352
 (State of Other Jurisdiction         (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)


                                26081 Avenue Hall
                           Valencia, California 91355
                    (Address of Principal Executive Offices)

                                 (661) 295-5600
                         (Registrant's Telephone Number)


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ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF DTM CORPORATION

     On April 2, 2001, we and our indirect wholly owned subsidiary, Tiger Deals, Inc., a Delaware corporation, and DTM Corporation, a Texas corporation, entered into an Agreement and Plan of Merger pursuant to which Tiger would acquire DTM through:

     o a cash tender offer of all the outstanding shares of DTM common stock, par value $.0002 per share; and

     o a subsequent merger to acquire all remaining outstanding shares not tendered in the tender offer.

     On April 30, 2001, Tiger commenced a cash tender offer for the shares of DTM common stock at $5.80 per share in cash, without interest, less any required withholding taxes. The tender offer expired at midnight, New York City time, on August 17, 2001. On August 20, 2001, Tiger accepted for payment and paid for all shares of DTM common stock tendered during the offering period and commenced a subsequent offering period that expired at midnight, New York City time, on August 23, 2001. During the subsequent offering period, Tiger accepted for payment and paid for all shares of DTM common stock tendered in the subsequent offering period. The total number of shares tendered in the initial and subsequent offering periods was 6,953,830 shares, representing approximately 97.5% of the outstanding shares of DTM common stock.

     On August 24, 2001, we effected a merger whereby Tiger merged with and into DTM, with DTM as the surviving corporation. Pursuant to the merger agreement, upon consummation of the merger:

     o    DTM became our wholly-owned subsidiary;

     o the shares of DTM common stock not tendered in the tender offer, except shares held in treasury by DTM or held by us or Tiger, were converted, subject to dissenters' rights, into the right to receive a cash payment of $5.80 per share; and

     o all DTM stock options, vested or unvested, were converted into a right to receive the excess of $5.80 per share over the exercise price per share of the option multiplied by the number of shares underlying the option.

     The aggregate acquisition cost for DTM was approximately $44.7 million and our related transaction expenses totaled approximately $4.8 million.

     The terms of the Agreement and Plan of Merger were negotiated at arms length between our officers and directors and those of DTM (none of whom were affiliated with us, our affiliates, our officers or directors or any associates of our officers or directors).

     DTM develops, manufactures and markets advanced systems, including the Vanguard. Manufacturers and service bureaus worldwide use these systems to rapidly create three-dimensional objects, including models, parts, molds, tooling and casting


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patterns. We currently intend to devote DTM's assets to the continuation of the business operations of DTM, substantially as they were conducted prior to the completion of the merger.

FINANCING THE ACQUISITION

     On May 21, 2001, we and DTM received a $26,500,000 revolving line of credit and a $15,000,000 commercial term loan from U.S. Bank N.A. Tiger funded the acquisition of DTM through proceeds from this new line of credit and loan and through available cash on hand.

ANTITRUST LITIGATION RELATED TO THE ACQUISITION

     On August 16, 2001, we and DTM reached a settlement with the Department of Justice, which we refer to as the "DOJ," which allowed us to consummate the purchase of DTM. The settlement agreement was filed in the U.S. District Court for the District of Columbia. Under the terms of the settlement agreement, we and DTM must comply with the following terms:

     o grant a license to all of our North American (which we limit to the U.S., Canada, and Mexico) stereolithography and laser sintering patents owned or licensed as of August 16, 2001, as well as any applied-for patents as of August 16, 2001, that cover technology marketed prior to August 16, 2001, to a purchaser that currently manufactures either stereolithography or laser sintering machines, and that is approved by the DOJ. We refer to stereolithography and laser sintering as "SL" and "LS," respectively. The license will, among other things:

          o have a field of use restriction limiting the licensee to whichever of the two technologies it currently uses, but not both technologies;

          o be fully paid-up (that is, no running royalties, with the exception of patents licensed by us, which may be sublicensed to the purchaser on terms no less favorable than those applicable to us or DTM); and

          o be perpetual, assignable, transferable and non-exclusive (without the right to sublicense, except for establishing distribution and contracting out for manufacturing).

     o divest our or DTM's North American customer lists, depending on whether the purchaser already uses SL or LS technology.

     o provide the option to the purchaser of acquiring DTM's assembly facility located in Austin, Texas.

     o grant the purchaser all software copyright licenses necessary to purchase and resell our and DTM's used SL and LS rapid prototyping machines, on terms no less favorable than that offered to other purchasers and resellers of used SL and LS machines.

     The settlement agreement also contains the following provisions concerning our and DTM's employees:


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     o    If the purchaser currently uses SL technology, then following consummation of the sale, we must provide to the purchaser information relating to all of our personnel that, before our acquisition of DTM, were involved in sales, marketing, and manufacturing, to enable the purchaser to make offers of employment. If the purchaser currently uses LS technology, then the same information must be provided concerning former DTM employees that, before our acquisition of DTM, were involved in sales, marketing, and manufacturing. We are not prohibited from seeking to retain such personnel as employees.

     o We may not interfere with any negotiations by the purchaser to employ any of our or DTM's present or former employees until August 16, 2003.

     o We must waive any non-compete provisions in any employment agreement with any of our or DTM's present or former employees.

     o We may not include a non-compete clause in any future employment agreement with any of our or DTM's present or former employees until August 16, 2003. We and DTM typically do not include non-compete clauses in either of our employment agreements.

     We also are prohibited from asserting against the purchaser the following types of claims:

     o Any claim for patent or copyright infringement in North America for products made, sold or used pursuant to the licenses granted under the settlement agreement.

     o Any claim for patent infringement in North America for patents which are licensed to us or DTM, but that do not contain a right to sublicense and are not sublicensed to the purchaser.

     o Any claim that any equipment, systems, supplies, software, processes, or other technology sold by the purchaser outside North America prior to August 16, 2001 infringes, in North America, any patent or copyright issued or licensed to us or DTM prior to August 16, 2001.

     These prohibitions will remain in effect until the expiration of the Final Judgment, as described below, which is ten years after the date it is entered by the court.

     We must complete the divestiture, which is subject to approval by the DOJ, within 120 days from August 16, 2001, unless the DOJ agrees, in its sole discretion, to grant 60-day extensions. If we cannot complete the divestiture within this time period, the court will appoint a trustee, selected by the DOJ, who will be empowered to complete the divestiture to a purchaser acceptable to the DOJ, on terms then obtainable by it using its reasonable efforts.

     Our settlement agreement was filed with the court as a proposed Final Judgement. As required by Section 16 of the Tunney Act, the proposed Final Judgement will be published in the Federal Register. Following a 60-day public comment period, the court may enter the Final Judgment upon a finding that it serves the public interest. We have agreed to abide by the terms of the proposed Final Judgment pending its entry. We expect the proposed Final Judgment to be


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entered by the court following completion of the Tunney Act procedures. However, if following all available appeals, the court does not enter the Final Judgment, the DOJ would be able to recommence its challenge to our purchase of DTM, even after our consummation of the purchase.

CERTAIN RISKS ASSOCIATED WITH OUR ACQUISITION OF DTM

DTM CURRENTLY IS INVOLVED IN INTELLECTUAL PROPERTY LITIGATION, THE OUTCOME OF WHICH COULD MATERIALLY AND ADVERSELY AFFECT THE COMBINED COMPANY.

     DTM faces direct competition for selective laser sintering equipment and materials outside the United States from EOS GmbH of Planegg, Germany. DTM has been involved for a number of years in significant litigation with EOS in France, Germany, Italy and Japan with regard to its proprietary rights to selective laser sintering technology and is pursuing injunctive relief against EOS where applicable.

     DTM VS. EOS, ET AL

     The plastic sintering patent infringement actions against EOS began in France, Germany, and Italy in 1996. Legal actions in France, Germany, and Italy are proceeding. EOS had challenged the validity of certain plastic patents in the European Patent Office, which we refer to as the EPO. These patents survived the opposition appeals, after the original claims were modified, and the infringement hearings have been re-started.

     In 1997, DTM initiated action against Hitachi Zosen Joho Systems, the EOS distributor in Japan. In May 1998, EOS initiated two invalidation trials in the Japanese Patent Office attempting to have DTM's patent invalidated on two separate bases. The Japanese Patent Office ruled in DTM's favor in both trials in July 1998, effectively ruling that DTM's patent was valid. In September 1999, the Tokyo District Court then ruled in DTM's favor and granted a preliminary injunction prohibiting further importation and selling of the infringing plastic sintering EOS machine. In connection with this preliminary injunction, DTM was required to place 20 million yen, which is approximately $200,000, on deposit with the court towards potential damages that EOS might claim should the injunction be reversed. Based on the Tokyo District Court's ruling, EOS then filed an appeal in the Tokyo High Court to have the rulings of the Japanese Patent Office revoked. On March 6, 2001, the Tokyo High Court ruled in EOS's favor that the rulings of the Japanese Patent Office were in error. This ruling is being appealed by DTM to the Tokyo Supreme Court.

     EOS AND 3D SYSTEMS VS. DTM

     In December 2000, EOS filed a patent infringement suit against DTM in federal court in California. EOS alleges that DTM has infringed and continues to infringe certain U.S. patents that we license to EOS. In a February 2001 press release related to EOS's filing of the suit, EOS claimed damages of $20 million. In April 2001, consistent with an order issued by the federal court in this matter, we were added as a plaintiff to the lawsuit. In August 2001, EOS filed a motion requesting that the court issue an injunction to stop the sale, within the United States, of Sinterstation(R) systems pending final resolution of this lawsuit. EOS has also threatened us with


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a breach of contract claim if, following our acquisition of DTM, we compete with
EOS in the laser sintering field.

     We cannot assure you that we will successfully defend against the claims of past infringement of the patents that are the subject of the dispute with EOS, the motion to enjoin sales of the Sinterstation(R) systems or a breach of contract claim, if asserted. Our inability to resolve the claims of patent infringement or to prevail in any related litigation could result in a finding of infringement of our licensed patents that are the subject of the litigation. Additionally, one EOS patent is asserted which, if found valid and infringed, could preclude the continued development and sale of certain of DTM's products that incorporate the intellectual property which is the subject of the patent. In addition, we may become obligated to pay substantial monetary damages for past infringement. Regardless of the outcome of these actions, DTM has incurred, and following the merger, we may continue to incur, significant related expenses and costs that could have a material adverse effect on our business and operations. Furthermore, these actions could involve a substantial diversion of the time of some members of management. Our failure to successfully defend against EOS' allegations, the costs associated with these actions and any potential breach of contract claim could have a material adverse effect on our results of operations, liquidity and financial condition and could cause significant fluctuations in results from quarter to quarter.

INTEGRATING DTM'S OPERATIONS WITH OURS MAY BE DIFFICULT AND MAY CAUSE DISRUPTIONS TO OUR BUSINESS; WE MAY NOT ACHIEVE THE SYNERGIES WE EXPECT FROM THE ACQUISITION OR MAINTAIN DTM'S CUSTOMERS.

     To attain the benefits of the merger, we will have to effectively integrate our operations, technologies and products. In particular, we must integrate management and other personnel, sales and marketing teams, information systems, and financial, accounting and other operational procedures. In addition, we must effectively coordinate our combined research and development activities. Our success in this process will be significantly influenced by our ability to retain key management and marketing and development personnel. The difficulties of this integration may be increased by the necessity to coordinate geographically separated organizations with distinct cultures. The integration of operations will require the dedication of management resources, which temporarily may distract the attention of management and other personnel from our day-to-day business activities. In addition, employees of DTM may be less productive as a result of uncertainty during the integration process, which also may disrupt our business. These disruptions or any other difficulties with integration could seriously harm us. In addition, even if the operations of each company are integrated successfully, we anticipate accomplishing the integration over time and, in the interim, the combination may have an adverse effect on our business, results of operations and financial condition.

     We expect the combination to result in synergies and operating efficiencies, including reduced overhead costs as a percentage of combined revenue, expanded operations, and enhanced purchasing leverage. We may not achieve these benefits and whether we ultimately realize these benefits will depend on a number of factors, many of which are beyond our control. In addition, we cannot assure you that our current and potential customers and those of DTM will continue to do business with us. If we are not able to obtain these synergies or maintain DTM's customer base, our financial condition and results of operations will be materially adversely affected.


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CERTAIN PARTIES HAVE FILED A LAWSUIT RELATING TO THE OFFER AND THE MERGER.

     On April 6, 2001, a purported class action lawsuit under the caption SPINNER V. GOLDSTEIN was filed in the 200th Judicial District Court of Travis County, Austin, Texas, naming as defendants DTM Corporation, certain of DTM's directors and 3D Systems Corporation. The complaint was amended on May 2, 2001. The complaint as amended asserts that the $5.80 cash consideration paid in the merger is inadequate and does not represent the value of the assets and the future prospects of DTM. The amended complaint also alleges that the individual defendants breached their fiduciary obligations to the public shareholders of DTM in approving the merger agreement and that the tender offer documents distributed to the shareholders of DTM in connection with the tender fail to disclose material information.

     We have entered into a memorandum of understanding with the representative of the purported class in this lawsuit, providing for the settlement of the action. The terms of the settlement are not expected to have a material adverse effect on us.

     Our business is subject to other risks that are described in our reports and other filings with the Securities and Exchange Commission to which we refer you, including our annual report on Form 10-K for the year ended December 31, 2000, our quarterly reports for the quarters ended March 30 and June 30, 2001 and in our current reports on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

               The financial statements of DTM Corporation, a Texas corporation, required by Item 7 of Form 8-K will be filed pursuant to an amendment to this Form 8-K no later than November 5, 2001.

          (b)  PRO FORMA FINANCIAL INFORMATION

               The pro forma financial information required by Item 7 of Form 8-K will be filed pursuant to an amendment to this Form 8-K no later than November 5, 2001.

          (c)  Exhibits.

               2.1 Agreement and Plan of Merger, dated as of April 2, 2001, by and among the DTM Corporation (the "Company"), 3D Systems Corporation ("Parent") and Tiger Deals, Inc. ("Offeror").(1)

               2.2 Amendment No. 1 to Agreement and Plan of Merger, dated as of May 15, 2001, by and among the Company, Parent and Offeror.(2)


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               10.1 Loan and Security Agreement, dated as of May 21, 2001, by and among U.S. Bank National Association, Parent and other signatories.(3)

               10.2 Form of Tender and Voting Agreement, dated as of April 2,
                    2001, by and among Parent, Offeror and certain shareholders of the Company.(1)

               99.1 Final Judgment, U.S. V. 3D SYSTEMS CORPORATION AND DTM
                    CORPORATION, filed on August 16, 2001 in the U.S. District Court for the District of Columbia (pending final entry following Tunney Act process).

               99.2 Text of Press Release issued by Parent on August 20,
                    2001.(4)

               99.3 Text of Press Release issued by Parent on August 24,
                    2001.(5)

(1) Incorporated by reference from Parent's Schedule TO-C filed with the SEC on April 3, 2001.
(2) Incorporated by reference from Parent's Amendment No. 1 to Schedule TO filed with the SEC on May 16, 2001.
(3) Incorporated by reference from Parent's Amendment No. 2 to Schedule TO filed with the SEC on May 22, 2001.
(4) Incorporated by reference from Parent's Amendment No. 10 to Schedule TO filed with the SEC on August 20, 2001.
(5) Incorporated by reference from Parent's Amendment No. 11 to Schedule TO filed with the SEC on August 24, 2001.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 31, 2001                             3D SYSTEMS CORPORATION


                                            By:    /S/ E. JAMES SELZER
                                                  -----------------------------
                                            Name:  E. James Selzer
                                            Its:   Chief Financial Officer and
                                                   Vice President of Finance


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                                  EXHIBIT INDEX

EXHIBITS

2.1 Agreement and Plan of Merger, dated as of April 2, 2001, by and among the Company, Parent and Offeror.(1)

2.2 Amendment No. 1 to Agreement and Plan of Merger, dated as of May 15, 2001, by and among the Company, Parent and Offeror.(2)

10.1 Loan and Security Agreement, dated as of May 21, 2001, by and among U.S. Bank National Association, Parent and other signatories.(3)

10.2 Form of Tender and Voting Agreement, dated as of April 2, 2001, by and among Parent, Offeror and certain shareholders of the Company.(1)

99.1 Final Judgment, U.S. V. 3D SYSTEMS CORPORATION AND DTM CORPORATION, filed on August 16, 2001 in the U.S. District Court for the District of Columbia (pending final entry following Tunney Act process).

99.2   Text of Press Release issued by Parent on August 20, 2001.(4)

99.3   Text of Press Release issued by Parent on August 24, 2001.(5)


(1) Incorporated by reference from Parent's Schedule TO-C filed with the SEC on April 3, 2001.
(2) Incorporated by reference from Parent's Amendment No. 1 to Schedule TO filed with the SEC on May 16, 2001.
(3) Incorporated by reference from Parent's Amendment No. 2 to Schedule TO filed with the SEC on May 22, 2001.
(4) Incorporated by reference from Parent's Amendment No. 10 to Schedule TO filed with the SEC on August 20, 2001.
(5) Incorporated by reference from Parent's Amendment No. 11 to Schedule TO filed with the SEC on August 24, 2001.